Exhibit 99

JUERGEN DORMANN ELECTED TO IBM BOARD OF DIRECTORS

ARMONK, N.Y., January 25, 2005 . . . IBM today announced that Juergen Dormann, chairman of the board of ABB Ltd, has been elected to the IBM board of directors effective February 22, 2005.

Samuel J. Palmisano, IBM chairman and chief executive officer, said:  “Juergen is a highly respected leader in the global business community with an extraordinary track record of success.   His breadth of management experience and international perspective will add valuable expertise and insight to our board, and we are delighted that he will be a member of our board of directors again.”

Mr. Dormann, 65, joined Hoechst AG in 1963 and was chairman of the management board from 1994 until 1999.  In 1999 Mr. Dormann was elected chairman of the board of management of Aventis S.A.  He was elected chairman of the board of ABB Ltd in 2001 and was president and chief executive officer of ABB from 2002 through 2004.  Mr. Dormann is vice chairman of the board of Sanofi-Aventis and a director of Adecco S.A.

Mr. Dormann previously served on the IBM board of directors from 1996 to 2002.

The IBM board will have a total of 15 members when he joins on February 22, 2005.

Contact:	IBM
Edward Barbini, 914/499-6565
barbini@us.ibm.com